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                                                                     EXHIBIT 3.3


                                    BY-LAWS

                                       OF

                            AECOM MERGER CORPORATION

                            (A DELAWARE CORPORATION)



                          ADOPTED BY THE INCORPORATOR

                                February 6, 2002
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                               TABLE OF CONTENTS

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                                   ARTICLE I


                                    OFFICES

Section 1.01.  Registered Office............................................   1
Section 1.02.  Other Offices................................................   1

                                  ARTICLE II


                            MEETING OF STOCKHOLDERS

Section 2.01.  Time and Place...............................................   1
Section 2.02.  Annual Meeting...............................................   1
Section 2.03.  Notice of Annual Meeting.....................................   1
Section 2.04.  Special Meeting..............................................   1
Section 2.05.  Notice of Special Meeting....................................   2
Section 2.06.  Quorum.......................................................   2
Section 2.07.  Voting.......................................................   2
Section 2.08.  Proxies......................................................   2
Section 2.09.  Action Without Meeting.......................................   2

                                  ARTICLE III

                                   DIRECTORS

Section 3.01.  Number of Directors..........................................   2
Section 3.02.  Vacancies and Newly Created Directorships....................   3
Section 3.03.  Powers.......................................................   3
Section 3.04.  Place of Meetings............................................   3
Section 3.05.  Annual Meeting...............................................   3
Section 3.06.  Regular Meetings.............................................   3
Section 3.07.  Special Meetings.............................................   3
Section 3.08.  Committees...................................................   3
Section 3.09.  Quorum.......................................................   4
Section 3.10.  Action Without Meeting.......................................   4
Section 3.11.  Telephonic Meetings..........................................   4
Section 3.12.  Compensation of Directors....................................   4
Section 3.13.  Removal of Directors.........................................   4
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                                  ARTICLE IV

                                    NOTICES
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Section 4.01.  Form of Notice...............................................   5
Section 4.02.  Waiver.......................................................   5

                                   ARTICLE V

                                   OFFICERS

Section 5.01.  In General...................................................   5
Section 5.02.  Election.....................................................   5
Section 5.03.  Other Officers and Agents....................................   5
Section 5.04.  Compensation of Officers and Agents..........................   5
Section 5.05.  Term of Office and Removal...................................   5
Section 5.06.  Powers and Duties............................................   5

                                  ARTICLE VI

                            CERTIFICATES FOR SHARES

Section 6.01.  Form of Certificates.........................................   6
Section 6.02.  Facsimile Signatures.........................................   6
Section 6.03.  Lost Certificates............................................   6
Section 6.04.  Registration of Transfers....................................   6

                                  ARTICLE VII

                              GENERAL PROVISIONS

Section 7.01.  Dividends....................................................   7
Section 7.02.  Reserves.....................................................   7
Section 7.03.  Checks.......................................................   7
Section 7.04.  Fiscal Year..................................................   7
Section 7.05.  Seal.........................................................   7
Section 7.06.  Indemnification..............................................   7

                                 ARTICLE VIII

                                  AMENDMENTS

Section 8.01.  Amendments...................................................   7
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                            AECOM MERGER CORPORATION

                            (a Delaware corporation)

                                   * * * * *

                                    BY-LAWS

                                   * * * * *


                                   ARTICLE I

                                    OFFICES

     Section 1.01. Registered Office. The registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Cast le.

     Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 2.01. Time and Place. All meetings of the stockholders of the Corporation shall be held on such date and at such time and place, within or without the State of Delaware and within or without the United States of America, as shall be designated from time to time by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.02. Annual Meeting. An Annual Meeting of the stockholders shall be held on such date and at such time and place, within or without the State of Delaware and within or without the United States of America, as shall be designated from time to time by the Board of Directors.

     Section 2.03. Notice of Annual Meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given personally or by mail to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 2.04. Special Meeting. Special Meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute or by the Certificate of
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Incorporation, may be called by the President and shall be called by the
President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.05. Notice of Special Meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.06. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.

     Section 2.07. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 2.08. Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 2.09. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any Annual or Special Meeting of stockholders of the Corporation, or any action which may be taken at any Annual or Special Meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.01. Number of Directors. The authorized number of Directors of the Corporation shall consist of eight (8) persons until such number is modified as determined by resolution of the Board of Directors or the stockholders at the Annual Meeting or any Special Meeting called for such purpose. The Directors shall be elected at the Annual

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Meeting of the stockholders, except as provided in Section 3.02 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 3.02. Vacancies and Newly Created Directorships. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the directors then in the office, even if less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until such Directors' earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute unless the stockholders act by unanimous consent.

     Section 3.03. Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.04. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.05. Annual Meeting. The first Annual Meeting of each newly elected Board of Directors shall be held without further notice immediately following the Annual Meeting of stockholders, and at the same place, unless by the unanimous consent of the newly elected Directors such time and place shall be changed.

     Section 3.06. Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 3.07. Special Meetings. Special Meetings of the Board may be called by the Chairman of the Board or by the President on two (2) days notice to each Director, either personally, by mail, telex, telecopy, or telegram; Special Meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two Directors.

     Section 3.08. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another

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member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 3.09. Quorum. At all meetings of the Board or any committee thereof the presence of a majority of the authorized number of Directors or members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, these By-Laws or a duly approved resolution of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if the members of the Board or committee, as the case may be, consent thereto in writing.

     Section 3.11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.12. Compensation of Directors. No compensation shall be paid to Directors as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance may be authorized for attendance at each Regular or Special Meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.13. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

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                                  ARTICLE IV

                                    NOTICES

     Section 4.01. Form of Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, telegram, telex, or telecopy addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, such notice to be deemed given at the time when the same shall be dispatched.

     Section 4.02. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

     Section 5.01. In General. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the statutes, Certificate of Incorporation or these By-Laws otherwise provide.

     Section 5.02. Election. The Board of Directors at its first meeting after each Annual Meeting of stockholders shall choose a President, a Secretary and a Treasurer.

     Section 5.03. Other Officers and Agents. The Board may also elect or appoint such other officers and agents as it may deem necessary or advisable, such officers and agents to serve for such terms and to exercise such powers and perform such duties as shall be determined at any time or from time to time by the Board.

     Section 5.04. Compensation of Officers and Agents. Except as otherwise provided by these By-Laws, the compensation of all Officers and agents of the Corporation shall be fixed by the Board.

     Section 5.05. Term of Office and Removal. Each Officer of the Corporation shall hold office for such term as may be prescribed by the Board and until a successor is elected and qualified, or until such Officer's earlier death, resignation or removal. Any Officer elected or appointed by the Board may be removed by the Board at any time, with or without cause. The election or appointment of an officer shall not of itself create contract rights.

     Section 5.06. Powers and Duties. (a) The Officers of the Corporation shall each have such powers and authority and perform such duties in the management of the

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property and affairs of the Corporation as from time to time may be prescribed by the Board and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the affairs and property of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

     (b) Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer.

                                  ARTICLE VI

                            CERTIFICATES FOR SHARES

     Section 6.01. Form of Certificates. The certificates for stock of the Corporation shall be in such form as shall be determined by the Board. Certificates shall be signed by, or in the name of the Corporation by, the President or a Vice-President and by the Secretary or an Assistant Secretary, of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof.

     Section 6.02. Facsimile Signatures. Any or all of the signatures on a certificate may be by facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such Officer, transfer agent or registrar at the date of issue.

     Section 6.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.04. Registration of Transfers. Stock of the Corporation shall be transferable only upon the books of the Corporation by the person specified by the certificate representing such stock, the person specified by special endorsement to be entitled to such stock, or the duly authorized attorney or legal representative of either such person.

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                                  ARTICLE VII

                              GENERAL PROVISIONS

     Section 7.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any Regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 7.02. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 7.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by any such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 7.05. Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.06. Indemnification. The Corporation shall indemnify its past, present and future Officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. The Corporation may purchase and maintain a policy of Directors and Officers liability insurance in such amount and subject to such conditions as the Board of Directors approves by resolution.

                                 ARTICLE VIII

                                  AMENDMENTS

     Section 8.01. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors as permitted by the Certificate of Incorporation, (a) at any Regular Meeting of the stockholders or of the Board of Directors or (b) at any Special Meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such Special Meeting.

                                  *    *    *

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